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                                                                   EXHIBIT 23(C)

                         CONSENT OF PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated January 20, 1995, relating to the financial statements of Elgin Riverboat-Riverboat Casino for the years ended December 31, 1994 and 1993 incorporated by reference in Circus Circus Enterprises, Inc.'s Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K dated June 1, 1995. We also consent to the reference to our firm under the caption "Experts."

                                             COOPERS & LYBRAND L.L.P.

Chicago, Illinois
December 20, 1995